UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report:  March 7, 2014

(Date of earliest event reported)

MRI Interventions, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-54575	58-2394628
(State or other jurisdictionof incorporation or organization)	(Commission FileNumber)	(I.R.S. EmployerIdentification No.)

One Commerce Square, Suite 2550
Memphis, Tennessee	38103
(Address of principal executive offices)	(Zip Code)

(901) 522-9300

(Registrant's telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.         Entry into a Material Definitive Agreement.

On March 7, 2014, MRI Interventions, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain accredited investors (the “Investors”) with respect to the Company’s private placement of (i) 12% second-priority secured non-convertible promissory notes due 2019 (the “Notes”) and (ii) warrants (“Warrants”) to purchase 0.3 share of the Company’s common stock for each dollar in principal amount of Notes sold by the Company (the “Financing Transaction”). The sale of securities under the Purchase Agreement is subject to certain closing conditions set forth in the Purchase Agreement. The Company expects to close the sale of securities under the Purchase Agreement in March 2014, once those conditions have been satisfied.

On the date of closing under the Purchase Agreement (the “Closing Date”), the Company will sell Notes in a total aggregate principal amount of $3,550,000, together with Warrants to purchase up to 1,065,000 shares of common stock, for aggregate gross proceeds of $3,550,000 before expenses and placement agent commissions. For services rendered, placement agents engaged by the Company in the Financing Transaction will earn both cash commissions and warrants to purchase shares of the Company’s common stock.

In the Financing Transaction, the Company may enter into one or more additional securities purchase agreements, and hold additional closings, for the sale of Notes and Warrants.

The following is a brief summary of the Purchase Agreement, the Notes and the Warrants, which are qualified in their entirety by reference to the full text of such documents.

Purchase Agreement

The Purchase Agreement contains representations and warranties by the Company and the Investors and covenants of the Company and the Investors, which the Company believes are customary for transactions of this type.

Notes

The Notes will mature five years following the Closing Date, and they will bear interest at a rate of 12% per annum, payable semi-annually, in arrears, on each six-month and one-year anniversary of the Closing Date. The notes will not be convertible into shares of the Company’s common stock.

Following the third anniversary of the Closing Date, the Notes will permit prepayment, without penalty or premium, provided that all principal and unpaid accrued interest under all Notes is prepaid at the same time. Prior to the third anniversary of the Closing Date, the Notes will permit prepayment of all, but not less than all, of the principal and unpaid accrued interest under the Notes at any time, subject to the Company’s payment of the additional pre-payment premium stated in the Notes.

The Notes will contain customary events of default, including, among other things, failure to pay interest, breach of certain covenants, failure to pay certain other indebtedness at maturity or upon earlier acceleration, and certain events of insolvency or bankruptcy. Generally, if any event of default occurs, the holders of at least 50% in principal amount of the Notes may declare the Notes due and payable by providing notice to the Company. In case of default arising from certain events of insolvency or bankruptcy, the Notes will become immediately due and payable.

The Notes will be secured by a second priority security interest in the Company’s property and assets.

Warrants

The Warrants will be exercisable, in full or in part, at any time prior to the fifth anniversary of the Closing Date, at an exercise price of $1.75 per share. The Warrants will also provide for certain adjustments that may be made to the exercise price and the number of shares issuable upon exercise due to future corporate events, such as stock splits and stock combinations. In the case of certain fundamental transactions affecting the Company, the holders of the Warrants, upon exercise of the Warrants after such fundamental transaction, will have the right to receive, in lieu of shares of the Company’s common stock, the same amount and kind of securities, cash or property such Investor would have been entitled to receive upon the occurrence of the fundamental transaction had the Warrant been exercised immediately prior to such fundamental transaction. The Warrants contain a “cashless exercise” feature that allows holders to exercise the Warrants without a cash payment to the Company upon the terms set forth in the Warrants.

Warrants issued to placement agents engaged by the Company in the Financing Transaction will have the same terms and conditions as the Warrants issued to the Investors.

The foregoing description of the terms and conditions of the Purchase Agreement, Notes and Warrants is only a summary and is qualified in its entirety by the full text of the Purchase Agreement, Notes and Warrants, forms of which are filed as Exhibits 10.1, 4.1 and 4.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

The Notes and Warrants will be sold only to accredited investors in a private placement in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 promulgated thereunder. Neither the offer and sale of the Notes and Warrants nor the offer and sale of the shares of the Company’s common stock that may be issued under the Warrants have been, nor will they be, registered under the Securities Act. None of the Notes, the Warrants or the shares of the Company’s common stock issuable upon exercise of the Warrants may be offered or sold in the United States absent registration under the Securities Act and applicable state securities laws or an applicable exemption from such registration. This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the Notes and Warrants, or the shares of the Company’s common stock issuable upon exercise of the Warrants, in any jurisdiction in which an offer, solicitation or sale thereof would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. This notice is being filed pursuant to and in accordance with Rule 135c under the Securities Act.

Item 2.03         Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02.        Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 above regarding the Financing Transaction is incorporated herein by reference.

In the Financing Transaction, the Company offered and will sell its securities only to accredited investors in a private placement in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act , and Rule 506 promulgated thereunder, and corresponding provisions of state securities laws. The Purchase Agreement contains representations to support the Company’s reasonable belief that the Investors had access to information concerning the Company’s operations and financial condition, the Investors are not acquiring the securities with a view to the distribution thereof in the absence of an effective registration statement or an applicable exemption from registration, and that the Investors are accredited investors. The Company relied upon the representations made by the Investors pursuant to the Purchase Agreement in determining that such exemptions were available.

Item 7.01.        Regulation FD Disclosure.

On March 10, 2014, the Company issued a press release with respect to the Purchase Agreement. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 9.01.         Financial Statements and Exhibits.

(d)	Exhibits.

See Exhibit Index immediately following signature page.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MRI Interventions, Inc.

By:	/s/ Oscar L. Thomas
Oscar L. Thomas
Vice President, Business Affairs

Date:      March 10, 2014

EXHIBIT INDEX

Exhibit No.	Description
4.1	Form of Note to be issued to the Investors
4.2	Form of Warrant to be issued to the Investors
10.1	Form of Securities Purchase Agreement by and between the Company and the Investors
99.1	Press release issued by the Company on March 10, 2014